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                                                   Exhibit 23(c)


               Consent of Independent Accountants

     We consent to the incorporation by reference in this registration statement of (i) our report dated April 27, 2001, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Nonbargaining Employees as of December 31, 2000 and 1999 and for the years then ended, which is included in GPU Inc.'s Annual Report on Form 11-K for the year ended December 31, 2000, (ii) our report dated April 27, 2001, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW System Council U-3 as of December 31, 2000 and 1999 and for the years then ended, which is included in GPU Inc.'s Annual Report on Form 11-K for the year ended December 31, 2000, (iii) our report dated April 27, 2001, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 459 and UWUA Local 180 as of December 31, 2000 and 1999 and for the years then ended, which is included in GPU Inc.'s Annual Report on Form 11-K for the year ended December 31, 2000, and (iv) our report dated April 27, 2001, on our audit of the financial statements of the GPU Companies Employee Savings Plan for Employees Represented by IBEW Local 777 as of December 31, 2000 and 1999 and for the years then ended, which is included in GPU Inc.'s Annual Report on Form 11-K for the year ended December 31, 2000.


                   /s/ Milligan & Company, LLC


105 N. 22nd Street, 2nd Floor
Philadelphia, Pennsylvania
November __, 2001